SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

AZZAD FUNDS

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fee computed on table below per Exch. Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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January 15, 2014

Dear Shareholder:

The Azzad Ethical Fund (the “Fund”) will hold a Special Meeting of Shareholders (“Special Meeting”) on February 26, 2014 at 11:00 AM, Eastern Time. If you owned shares in the Azzad Ethical Fund (the “Fund”) as of the close of business on December 2, 2013, you are entitled to vote at the meeting, even if you no longer own Fund shares. Please read the enclosed proxy materials and vote your shares.

On October 16, 2013, Stifel Financial Corp. (“Stifel”) announced that it had entered into an agreement to acquire Ziegler Lotsoff Capital Management, the sub-adviser to the Fund. The transaction closed on November 30, 2013.  Although the transaction did not result in any material changes to the Fund’s day-to-day management and operations or any increase in the Fund’s fees, the transaction automatically terminated Azzad Asset Management’s sub-advisory agreement with Ziegler Lotsoff Capital Management. Upon completion of the transaction, Ziegler Lotsoff Capital Management changed its name to Ziegler Capital Management (“Ziegler” or the “Sub-Adviser”).

Since December 1, 2013, Ziegler has served as sub-adviser to the Fund pursuant to an interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”), approved by the Fund’s Board of Trustees on November 14, 2013. The interim sub-advisory agreement will automatically terminate on April 29, 2013.

By this proxy statement, shareholders of the Fund are being asked to approve a new sub-advisory agreement (the “New Sub-Advisory Agreement”) so that Ziegler may continue to act as sub-adviser to the Fund beyond the interim period.  The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the sub-advisory agreement signed on August 9, 2012 (“Prior Sub-Advisory Agreement”), except that the date of its execution, effectiveness, and expiration are changed so that Ziegler may continue to act as sub-adviser to the Fund beyond the interim period.

The Fund’s Board of Trustees believes that this proposal is in the best interests of the shareholders and recommends that you vote “FOR” the new sub-advisory agreement. No matter how many shares you own, your vote is important.  Your prompt response will help reduce proxy costs – which will be paid for by Ziegler – and will also mean that you can avoid receiving follow-up phone calls or mailings.

Thank you for your attention to this important matter.

Sincerely,

/s/Bashar Qasem

Bashar Qasem, Chairman

AZZAD ETHICAL FUND

 (A SERIES OF AZZAD FUNDS)

3141 Fairview Park Drive, Suite 460

Falls Church, Virginia 22042

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 26, 2014

A Special Meeting of shareholders of the Azzad Ethical Fund, a series of Azzad Funds (the “Trust”), will be held on February 26, 2014 at 11:00 AM, Eastern Time, at 3141 Fairview Park Drive, Suite 460, Falls Church, Virginia, 22042, for the following purpose:

(1)

To approve a new Sub-Advisory Agreement for the Azzad Ethical Fund between Azzad Asset Management, Inc. and Ziegler Capital Management, LLC; and

(2)

To transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the meeting and any adjournments thereof if you owned shares in the Azzad Ethical Fund at the close of business on December 2, 2013.

This Notice presents only an overview of the more complete proxy materials that are available to you on the Internet at http://www.azzadfunds.com/proxy/. On this website, you will be able to access the Notice, the Proxy Statement, the form of proxy card and any amendments or supplements to the foregoing material that are required to be furnished to shareholders. We encourage you to access and review all of the important information contained in the proxy material before voting.

The Annual Report and Semi-Annual Report of the Azzad Ethical Fund are available at http://www.azzadfunds.com/HowToInvest.aspx.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy.  To request a copy of the proxy documents please mail your request to Azzad Funds c/o Mutual Shareholder Services, 8000 Town Centre Dr., Suite 400, Broadview Heights, OH 44147 or call 888 350 3369. Please make your request for a copy on or before February 12, 2014 to facilitate timely delivery.

You may vote:

1)

By Internet, by going to http://www.azzadfunds.com/proxy/ and following the instructions,

2)

By telephone, by calling 888 350 3369, or

3)

In person during the meeting.

THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL I.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

By order of the Board of Trustees,

/s/Jamal Elbarmil

Jamal Elbarmil, Secretary

January 15, 2014

AZZAD ETHICAL FUND

(A SERIES OF AZZAD FUNDS)

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

 TO BE HELD ON

FEBRUARY 26, 2014

INTRODUCTION

This Proxy Statement is furnished to the shareholders of the Azzad Ethical Fund (the “Fund”) in connection with the Board of Trustees’ (the “Board” or “Trustees”) solicitation of proxies to be used at the Special Meeting of the Shareholders of the Funds (“Special Meeting”) to be held on February 26, 2014 at 11:00 AM, Eastern Time, at Azzad Asset Management, Inc. (the “Adviser”), 3141 Fairview Park Drive, Suite 460, Falls Church, Virginia, 22042, or any adjournment or adjournments thereof.  This Proxy Statement and related proxy card will first be made available to shareholders online on or about January 16, 2014.

The shareholders of the Fund are being asked to consider the approval of a new sub-advisory agreement (“New Sub-Advisory Agreement”) between Ziegler Capital Management (formerly, Ziegler Lotsoff Capital Management) (“Ziegler” or “Sub-Adviser”) and the Adviser.

The Board is requesting that the shareholders of the Fund vote “FOR” the proposal approving the New Sub-Advisory Agreement.

PROPOSAL I

APPROVAL OF A NEW SUB-ADVISORY AGREEMENT BETWEEN ZIEGLER AND THE ADVISER

Background

The primary purpose of this proposal is to enable Ziegler to continue to serve as the sub-adviser to the Fund.  To do so, the Trustees are requesting that shareholders approve the New Sub-Advisory Agreement.  Ziegler currently serves as the Fund’s sub-adviser.  The New Sub-Advisory Agreement is similar in all material respects to the prior investment sub-advisory agreement with Ziegler (the “Prior Sub-Advisory Agreement”).  The effective date of the New Sub-Advisory Agreement will be the date shareholders of the Fund approve the New Sub-Advisory Agreement.

On October 16, 2013, Ziegler announced that it will enter into a transaction with Stifel Financial Corporation (“Stifel”) where Stifel will be acquiring all outstanding ownership interests of the firm (the “Transaction”). The Transaction closed on November 30, 2013, and Ziegler became a wholly-owned subsidiary of Stifel. Ziegler remains a separate entity, distinct from Stifel’s other businesses, and its headquarters remain in Chicago. Its management, portfolio management, compliance, legal and client service teams have remained intact. Donald Reid and Christian Griener continue to be the lead portfolio managers for the Fund.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser to a third-party is presumed to constitute a “change in control” of the adviser.  The 1940 Act further states that a change in control of an investment adviser causes the adviser’s advisory agreement to be “assigned,” which results in the automatic termination of the agreement by the agreement’s terms as required by the 1940 Act.  Upon the closing of the Transaction, a “change in control” of Ziegler for purposes of the 1940 Act occurred and caused the “assignment” and resulting termination of the Prior Sub-Advisory Agreement.

The 1940 Act requires that advisory agreements, other than certain interim advisory agreements referred to below, be approved by a vote of a majority of the outstanding shares of a fund.  Therefore, shareholders are being asked to approve the proposed New Sub-Advisory Agreement.

At a Special Meeting of the Board held on November 14, 2013 (the “November 14, 2013 Meeting”), the Board approved the New Sub-Advisory Agreement for the Fund, subject to shareholder approval. The Trustees also approved an interim sub-advisory agreement between the Trust, on behalf of the Fund, and Ziegler (the “Interim Sub-Advisory Agreement”).  The Interim Sub-Advisory Agreement allows Ziegler to continue to manage the Fund while the Trustees solicit shareholder approval for the New Sub-Advisory Agreement.  The Interim Sub-Advisory Agreement became effective upon the closing of the Transaction and is effective for 150 days from such date or until the New Sub-Advisory Agreement is approved, whichever is sooner.  The terms of the Interim Sub-Advisory Agreement are substantially similar in all material respects to those of the Prior Sub-Advisory Agreement, except that the dates of its execution and effectiveness are changed, the period for notice of termination is shorter and all fees earned by Zeigler under the Interim Sub-Advisory Agreement will be held in a separate escrow account pending shareholder approval of the New Sub-Advisory Agreement.  Upon approval of the New Sub-Advisory Agreement by the Fund’s shareholders, the escrowed management fees will be paid to Ziegler.

Description of the Sub-Adviser

Ziegler, is an SEC registered investment adviser located at 20 N. Clark Street, 34th Floor, Chicago, Illinois, 60602.  It provides investment management services to institutions, mutual fund sub-advisory clients, municipalities, and pension plans and had approximately $4.2 billion dollars under management as of September 30, 2013.

When the Transaction closed, Ziegler became a wholly-owned subsidiary of Stifel but has remained a separate entity, distinct from Stifel’s other businesses. Ziegler’s management, portfolio management, compliance, legal and client service teams have also remained intact, but Ziegler is benefitting from being part of a much larger organization with expanded resources and capabilities.

The name and principal occupation of each principal executive officer and each director of Ziegler are listed in the chart below. The address for each is 20 N. Clark Street, 34th Floor, Chicago, IL 60602.

NAME:	PRINCIPAL OCCUPATION:
Scott A. Roberts	Chief Executive Officer & President
Paula M. Horn	Managing Director and Chief Investment Officer
Matthew S. MacLean	Managing Director, General Counsel & Chief Compliance Officer
Allison J. Brink	Managing Director, Director of Marketing
Margaret M. Baer	Managing Director, Chief Administrative & Operating Officer

Description of Stifel

Stifel is a diversified financial services holding company that conducts its business through several wholly-owned subsidiaries. Ziegler will become the sixth investment management firm in the Stifel family of companies. Stifel is based in St. Louis, Missouri and was established in 1890 and formed as a holding company in July 1983. It provides securities brokerage, investment banking, trading, investment advisory, and related financial services through its wholly-owned subsidiaries to individual investors, professional money managers, businesses and municipalities. Stifel is publicly traded on the New York Stock Exchange under the symbol “SF.”

Evaluation by the Board of Trustees of the Proposal

At the November 14, 2013 Meeting, at which the majority of the Trustees, including a majority of the Independent Trustees and who are not interested persons of any party to the New Sub-Advisory Agreement, were present in person, the Board considered and voted in favor of the New Sub-Advisory Agreement, pursuant to which, subject to its approval by the Fund’s shareholders, Ziegler will continue to serve as sub-adviser to the Fund.

The Trustees reviewed the New Sub-Advisory Agreement and noted that the terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, except that the date of its execution, effectiveness, and expiration are changed.

In preparation for the November 14, 2013 meeting, the Board requested and reviewed a wide variety of materials provided by Ziegler. These materials included: Stifel’s Form 10-K, Stifel’s FINRA Broker check report, Ziegler’s 2012 audited financials, Ziegler’s ADV Part 1 and Part 2, Ziegler’s Code of Ethics Report, Ziegler’s Privacy Policy and the Fund’s performance and portfolio characteristics since Ziegler became the sub-adviser to the Fund. The Board also requested and reviewed reports prepared using data from Morningstar, an independent source of investment company data, relating to the Fund’s performance and expenses, compared to the performance and expenses of its peer group. In addition, the Board considered its review of relevant materials relating to the approval of Ziegler as a sub-adviser to the Fund on August 16, 2012 and the renewal of the agreement on April 22, 2013 (“Previous Meetings”). The Board reviewed a memorandum from the Fund’s counsel regarding the trustees’ responsibilities in evaluating the Fund’s sub-advisory agreement.

The Board considered the following factors, among others, when evaluating the New Sub-Advisory Agreement: (i) the nature, extent and quality of services provided by Ziegler under the Previous Sub-Advisory Agreement and New Sub-Advisory Agreement; (ii) the investment performance of the Fund under the management of Ziegler, and the investment performance of Ziegler; (iii) the cost of services provided; (iv) the profitability of Stifel and Ziegler; (v) and the potential for economies of scale for the benefit of Fund investors.

In its deliberation, the Board did not identify any single factor that alone was responsible for its decision to approve the New Sub-Advisory Agreement.

Nature, Extent and Quality of Services provided by Ziegler. In examining the nature, extent and quality of the services to be provided by Ziegler to the Fund, the Board reviewed the materials provided by Ziegler to the Board and evaluated the resources Ziegler dedicated to the Fund and the qualifications of its personnel. The Board evaluated Ziegler’s ability to attract and retain quality  personnel, including its incentive plans and retirement policies, as well as its research and decision-making processes, including methods adopted to ensure compliance with the investment objectives and policies of the Fund.  The Board reviewed and discussed information regarding any litigation pending, threatened or settled involving Ziegler and Stifel, as well as the results of any audits, investigations or examinations by the Securities and Exchange Commission or other governmental or regulatory authorities. The Board evaluated Ziegler’s financial condition to determine whether Ziegler is financially stable and has adequate resources to manage the Fund. The Board took into account Ziegler’s expertise in providing portfolio management services to investment products similar to the Fund and noted its satisfaction with the management of the Fund since Ziegler took over. The Trustees reviewed Stifel’s financial condition and noted the benefits of Zeigler being part of a larger organization with expanded resources and capabilities. The Board noted that there would be no significant differences between the scope of services required to be provided by Ziegler under the Prior Sub-Advisory Agreement and the scope of services required to be provided by Ziegler under the New Sub-Advisory Agreement. In this regard, the Board noted that Ziegler represented that it will remain a separate entity and that the investment and management personnel of Ziegler servicing the Fund are expected to be the same under the New Sub-Advisory Agreement.

Based on this review, the Board concluded that the nature, extent and quality of the sub-advisory services provided by Ziegler were adequate and appropriate in light of its past performance managing the Fund and its experience in managing mid cap growth equity assets.

Investment Performance of the Azzad Ethical Fund and Ziegler. The Board considered the Fund’s performance since Ziegler took over the management of the Fund and evaluated this performance relative to its peers and appropriate benchmarks in light of total return, yield, and market trends.  The Board also reviewed the Fund’s performance from November 2011 through October 2012, prior to Ziegler becoming sub-adviser to the Fund; the Fund’s absolute performance for that period was 1.63%, underperforming the benchmark absolute performance of 9.09% by 746 basis points.  The Board compared this performance to the performance of the Fund from November 2012 through October 2013, after Ziegler became the Fund’s sub-adviser.  The Board noted that the Fund’s performance relative to the benchmark improved significantly; the Fund’s absolute performance of 32.53% was only 140 basis points less than the benchmark’s absolute performance of 33.93%.  The Board also noted that the absolute performance of the Fund from November 2012 through September 2013, a period for which performance of its Morningstar peer group was available, was 25.28%, as compared to 24.87% for the peer group and 25.42% for the benchmark.  The Board then noted that there will be no changes in Ziegler’s investment and management personnel under the New Sub-Advisory Agreement.  Based on these factors, the Board concluded that Ziegler is providing valuable assistance to the Adviser in generating a level of investment performance that is appropriate in light of the Fund’s investment objectives, policies and strategies.

Costs of Services to be Provided. The Board considered the fee payable under the New Sub-Advisory Agreement, noting that the fee would continue to be paid by the Adviser, not the Fund, and, therefore would not impact the fees paid by the Fund. The Board noted that the fee payable under the New Sub-Advisory Agreement would remain the same as the fee charged under the Prior Sub-Advisory Agreement, and concluded that the fees remain within the range the Board considered reasonable and appropriate in light of the services provided.

Profitability and Economies of Scale to be Realized. The Board recognized that, because Ziegler’s fee is paid by the Adviser and not the Fund, an analysis of the economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Management Agreement with the Adviser. However, the Board concluded that it would periodically reexamine whether economies of scale has been achieved and the appropriateness of the advisory fee paid to the Adviser and the fees paid to Ziegler in the future. The Adviser noted that it would be responsible for negotiating lower fees as the assets under management in the Fund grow.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, concluded that the approval of the New Agreement was in the best interest of the Fund and its shareholders, and unanimously approved the New Sub-Advisory Agreement for the Fund.

Description of the New Sub-Advisory Agreement

A summary of the Prior Sub-Advisory Agreement, Interim Sub-Advisory Agreement and New Sub-Advisory Agreement (together “Agreements”) is provided below. The New Sub-Advisory Agreement is attached as Appendix A to this proxy statement. The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, except that the date of its execution, effectiveness, and expiration are changed.  You should read the New Sub-Advisory Agreement.  The description of the New Sub-Advisory Agreement in this Proxy Statement is only a summary.

Under the New Sub-Advisory Agreement, Ziegler will provide portfolio management services to the Fund subject to the investment objectives, philosophy and restrictions of the Fund.  The Adviser will maintain responsibility over the day-to-day portfolio management of the Fund and will retain control over the Fund.  Ziegler will assist the Adviser in the management of the Fund by providing an investment model for the Adviser to use in managing the Fund’s investments and consulting services to the Adviser with respect to the investment model and the Fund’s investments. Ziegler will receive a monthly fee paid by the Adviser (not the Fund) at an annual rate equal to 0.25% of the Fund’s average daily net assets.

The New Sub-Advisory Agreement will become effective upon shareholder approval.  The New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, provides that it will remain in force for an initial term of two years, and from year to year thereafter, if such continuance is approved at least annually (a) by a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to the New Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any party to the New Sub-Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval. The 1940 Act defines a “majority of the outstanding voting securities” of a Fund as the affirmative vote of the lesser of (a) 67% or more of the voting securities of a fund present at the meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities of a fund. The New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement may be terminated at any time on not more than 60 days prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board, (ii) by the Adviser, or (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.  The Sub-Adviser may terminate the New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, at any time, without the payment of any penalty, on at least 60 days’ prior written notice to the Adviser and the Trust. The Agreements automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL FOR THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT WITH ZIEGLER.

VOTING SECURITIES AND VOTING

The close of business on December 2, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting (“Record Date”).  On that date, the Azzad Ethical Fund had 3,016,683.695 shares of common stock outstanding and entitled to vote.  Each share of the Fund is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate fractions of one vote.  Proposal I requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, the vote of a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the voting securities of a fund present at the meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities of a fund.

The holders of thirty percent of the voting power of the shares of beneficial interest of the Trust entitled to vote at a meeting constitute a quorum for the transaction of business at the Meeting.  In the event that a quorum is not present at the Special Meeting, or if a quorum is present at the Meeting but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy even though less than a quorum is present at the Meeting.  The persons named as proxies will vote those proxies which they are entitled to vote “FOR” any such proposal in favor of such an adjournment, and will vote those proxies required to be voted “AGAINST” any such proposal against such adjournment.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the meeting, but they are not affirmative votes for any proposal.  As a result, non-votes and abstentions will have the same effect as a vote against Proposal I because the required vote is a percentage of the shares present or outstanding.

The individuals named as proxies on the proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact.  If you give no voting instructions (and your shares are not held in street name), your shares will be voted “FOR” the proposal and “FOR” or “AGAINST” any other business that may properly arise at the meeting, in the proxies’ discretion.  You may revoke any proxy prior to its exercise by filing with the Trust an instrument revoking the proxy or a duly executed Proxy bearing a later date. To be effective, your revocation must be received by the Trust prior to the Special Meeting and must indicate your name and account number.  In addition, if you attend the Special Meeting in person you may, if you wish, vote by ballot at the Special Meeting, thereby canceling any proxy previously given.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.  Except as set forth below, the Trust does not know of any person, as of the Record Date, who owned beneficially more than 5% of either Fund’s outstanding shares.

SHAREHOLDER’S NAME/ADDRESS:	NUMBER OF OUTSTANDING SHARES OWNED:	NAME OF FUND	PERCENT OF OUTSTANDING SHARES BENEFICIALLY OWNED:
FolioFn Investments Inc 8180 Greensboro Drive, 8th Floor McLean, VA 22102	1,843,743.164 Shares	Azzad Ethical Fund	61.12%

Shareholders owning more than 25% of the shares of a Fund are deemed to “control” the Fund, as that term is defined under the 1940 Act.  Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval.

PROXY COST AND DELIVERY

The solicitation of proxies, the cost of which will be borne by Ziegler, will be made primarily via the Internet and mail but also may include telephone or oral communications by regular employees of the Adviser.

OPERATION OF THE AZZAD ETHICAL FUND

The Trust is organized as an open-end management investment company organized as a Massachusetts business trust on December 16, 1996.  The Trust’s principal executive offices are located at 3141 Fairview Park Drive, Suite 460, Falls Church, Virginia, 22042.  The Board of Trustees supervises the business activities of the Fund.  Like other mutual funds, the Trust retains various organizations to perform specialized services.  As described above, the Fund currently retains Azzad Asset Management, Inc., 3141 Fairview Park Drive, Suite 460, Falls Church, Virginia, 22042 as investment adviser and administrator.  The Fund retains Mutual Shareholder Services to manage the Fund’s business affairs, and act as the Fund’s transfer agent and Fund accountant.  The address of Mutual Shareholder Services is 8000 Town Centre Dr, Suite 400, Broadview Heights, OH 44147.

ANNUAL AND SEMI-ANNUAL REPORTS

Copies of the Fund’s most recent annual and semi-annual reports, including financial statements, are available at no charge by sending a written request to the Fund at Azzad Funds, c/o Mutual Shareholder Services, 8000 Town Centre Dr., Suite 400, Broadview Heights, OH 44147 or by calling toll-free 888.350.3369.

SHAREHOLDER PROPOSALS

The Trust is not required to, and does not hold meetings of shareholders, except as required by the 1940 Act.  When meetings are held by the Trust, shareholder proposals that are intended for inclusion in the proxy materials for the meeting must be received by the Trust within a reasonable period of time before the solicitation is made.  Any shareholder who wishes to submit proposals to be considered at a future meeting of shareholders should send such proposals to Azzad Funds, c/o Mutual Shareholder Services, 8000 Town Centre Dr., Suite 400, Broadview Heights, OH 44147 or by calling 888.350.3369.  Timely submission of a proposal does not guarantee its inclusion.

OTHER BUSINESS

The Board knows of no other matters to be presented at the Meeting other than as set forth above.  If any other matters properly come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

By order of the Board of Trustees,

Jamal Elbarmil,

Secretary

January 15, 2014

EXHIBIT A

AZZAD ETHICAL FUND

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (this “Agreement”) is dated as of [_______], 2014, between Azzad Asset Management, Inc. (the “Adviser”) and Ziegler Capital Management, LLC (the “Sub-Adviser”).

WHEREAS, the Adviser acts as an investment adviser to Azzad Ethical Fund (the “Fund”), a series of Azzad Funds (the “Trust”), pursuant to a Management Agreement dated as of June 5, 2009 (the “Management Agreement”);

WHEREAS, the Trust is a management investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide certain investment advisory services with respect to the Fund, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.

Appointment as Sub-Adviser.  The Adviser hereby appoints the Sub-Adviser to provide certain investment advisory services to the Adviser and the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust (the “Board”) from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2.

Services Rendered by Sub-Adviser.  The Sub-Adviser agrees to assist the Adviser in the management of the Fund by providing an investment model (the “Model”) for the Adviser to use in managing the Fund’s investments and by providing consulting services to the Adviser with respect to the Model and the Fund’s investments.  The Sub-Adviser shall ensure that the Model provided to the Adviser is in compliance with the Fund’s investment requirements and restrictions, as set forth in the Fund Prospectus and Statement of Additional Information, and as communicated by the Adviser to the Sub-Adviser.  The Sub-Adviser shall provide the Adviser at least quarterly a written report summarizing the Fund’s portfolio holdings and characteristics, as well as certain periodic information or reports to the Adviser, including notice to the Adviser in the event of certain developments such as material compliance violations, changes in key personnel, SEC investigations or enforcement actions.

The Adviser may require the Sub-Adviser to perform additional marketing services at its discretion including, but not limited to, assistance in drafting shareholder letters that accompany quarterly statements and various shareholder reports, including the Fund’s semi-annual and annual reports.  The Sub-Adviser agrees to assist the Adviser in various marketing efforts, including speaking with the media and conducting presentations to prospective shareholders whenever reasonably possible.

3.

Authority of the Adviser.  The Adviser shall maintain responsibility for the day-to-day portfolio management of the Fund.  The Adviser shall retain all authority as administrator of the Fund and investment adviser to the Fund including, but not limited to, the authority to vote on proxies, place trades and value the Fund.  The Adviser shall maintain responsibility for ensuring that the composition of the Fund’s portfolio is consistent with applicable requirements and restrictions.  The Adviser shall implement the Model at its sole discretion.  The Sub-Adviser shall not have any authority to manage the Fund’s investments.

The Adviser shall provide reasonable assistance to the Sub-Adviser in operating under this Agreement, including providing key information about the Fund.

4.

Sub-Adviser Covenants.

(a)

The Sub-Adviser shall render to the Adviser and the Board such periodic and special reports as the Adviser or the Board may reasonably request, as well as such reports and documents regarding the Sub-Adviser as the Adviser or the Board may reasonably request for due diligence purposes or for meeting any requirements of the 1940 Act;

(b)

The Sub-Adviser hereby represents that it is registered as an investment adviser pursuant to the Investment Advisers Act of 1940 and that it will notify the Adviser of any change in its registration status promptly.

(c)

The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption.  Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Sub-Adviser shall provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code;

(d)

The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations.  The Sub-Adviser shall provide to the Trust’s Chief Compliance Officer a copy of its compliance policies and procedures, as well as copies of each annual written report regarding the Sub-Adviser’s compliance program or an executive summary of the report.

5.

Services to Other Advisers.  It is understood that the Sub-Adviser performs money management services for various investments advisers.  The Sub-Adviser shall allocate these services in a fair and equitable manner.  Both parties and their principals, employees and affiliates may purchase or sell investment instruments for their own accounts, and the Sub-Adviser shall not have any obligation to recommend for purchase or sale by the Fund any investment instrument that the Sub-Adviser, its principals, employees or affiliates may purchase or sell for its or their own account, if in the opinion of the Sub-Adviser, such transaction appears unsuitable, impractical or undesirable for the Fund.

6.

Books and Records.  The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust’s request.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

7.

Expenses of the Sub-Adviser.  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

8.

Compensation of the Sub-Adviser.  For the services provided, the Adviser will pay to the Sub-Adviser as full compensation therefor a monthly fee at an annual rate equal to 0.25% of the Fund’s average daily net assets.  The fee for each month will be paid to the Sub-Adviser during the succeeding month.  The Adviser is solely responsible for the payment of the Sub-Adviser’s fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Fund.

9.

Liability.  Neither the Sub-Adviser nor its members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any action performed or omitted to be performed, in good faith or at the discretion of the Adviser, except to the extent resulting from willful misfeasance, bad faith, reckless disregard or gross negligence on its part in the performance of its obligations and duties under this Agreement.  The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of such rights which the Trust or the Fund may have under federal securities laws.

10.

Duration and Termination.  The term of this Agreement shall begin on the date that the Sub-Adviser first provides services hereunder and shall continue in effect for a period of two years from that date. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.  The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on not more than 60 days prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board, (ii) by the Adviser, or (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.  The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

11.

Amendment.  This Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

12.

Notices.  Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 20 N. Clark Street, 34th Floor, Chicago, Illinois 60602, and to the Adviser at 3141 Fairview Park Drive, Suite 460, Falls Church, Virginia 22042, or at such other address or to such other individual as shall be specified by the party to be given notice.  All notices shall be deemed effective (a) on the date given if delivered personally or by telegram, telex or telecopy or (b) on the date received if mailed by registered or certified mail (return receipt requested) or private courier, to the Adviser and the Sub-Adviser.

13.

Governing Law.  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14.

Severability.  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

15.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.

Binding Effect.  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms. The Adviser further represents that this Agreement has been duly authorized by appropriate action of the Adviser, the Board and the Fund’s shareholders.

17.

Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

18.

Change of Control.  The Sub-Adviser shall notify Adviser and the Trust in writing at least 30 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

19.

Adviser Registration.  Adviser hereby represents and warrants to Sub-Adviser that the Adviser is registered as an investment adviser pursuant to the Investment Advisers Act of 1940 and that it will notify Sub-Adviser of any change in its registration status promptly.

20.

Confidentiality.  The Sub-Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board has approved the disclosure, (ii) such disclosure is compelled by law, or (iii) to its agents or service providers for the purposes of providing the investment advisory services set forth in this Agreement; provided, that such agents and service providers are subject to substantially similar confidentiality obligations.  In addition, the Sub-Adviser, and the Sub-Adviser’s officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings.  The Sub-Adviser agrees that, consistent with its Code of Ethics, neither it nor its officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund’s portfolio holdings.

The Adviser, on its own behalf or on behalf of the Fund, shall not disclose the Sub-Adviser’s information of a confidential nature acquired in consequence of this Agreement, without the written permission of the Sub-Adviser except for information that it is bound to disclose by law, regulation or that is disclosed to its advisers where reasonably necessary for the performance of its professional services provided that such advisers are subject to substantially similar confidentiality obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers, partners or authorized representatives designated below as of the date and year first above written.

ADVISER Azzad Asset Management, Inc.	SUB-ADVISER Ziegler Capital Management, LLC

By:	By:

Name:	Name :

Title:	Title:

PROXY CARD

AZZAD ETHICAL FUND

SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 26, 2014

This Proxy is being solicited on behalf of the Board of Trustees of the Azzad Ethical Fund, a series of the Azzad Funds. The proxy may be revoked prior to its exercise by filing with the Trust an instrument revoking this proxy or a duly executed Proxy bearing a later date, or by appearing in person and voting at the meeting.  To be effective, your revocation must be received by the Trust prior to the Special Meeting and must indicate your name and account number.  The undersigned hereby appoints as proxies Bashar Qasem and Jamal Elbarmil and each of them (with power of substitution) to vote for the undersigned all shares of the undersigned in the Fund(s) at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present.  The shares represented by this proxy will be voted as instructed.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL BELOW.  UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL RELATING TO THE FUND.

YOUR VOTE IS IMPORTANT.  To vote by phone, call 888 350 3369.  To vote via the Internet, please visit http://www.azzadfunds.com/proxy/ and follow the instructions.

PLEASE INDICATE YOUR VOTE BY AN “X” IN THE APPROPRIATE BOX BELOW.

To approve the New Sub-Advisory Agreement between Azzad Asset Management, Inc. and Ziegler Capital Management, LLC.

      |_|  FOR                |_|  AGAINST                  |_|  ABSTAIN

PLEASE DATE AND SIGN THIS PROXY BELOW.

This proxy will not be valid unless it is dated and signed exactly as instructed below.  If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card.  If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.  For example:  “ABC Corp., John Doe, Treasurer.”

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 Signature

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 Signature (if held jointly)

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___________________________________________

Date

Number of Shares Owned as of Record Date (12/2/2013)